PRESS RELEASE

EXHIBIT 99.1

The Brink’s Company
     1801 Bayberry Court
P.O. Box 18100
Richmond, VA 23226-8100 USA
Tel. 804.289.9600
Fax 804.289.9770

                                                                                           FOR IMMEDIATE RELEASE
Contract:
Investor Relations
804.289.9709

Brink’s to Exclude Retirement Costs from Non-GAAP Earnings
Intent is to Make Company Easier to Understand and Value

RICHMOND, Va. January 26, 2012 -- The Brink’s Company announced today that its non-GAAP results will exclude retirement expenses related to its former operations and frozen U.S. pension plans.  These expenses will continue to be included in the company’s GAAP results.
Joseph W. Dziedzic, vice president and chief financial officer of The Brink’s Company, said:  “Our GAAP earnings contain substantial expenses related to frozen retirement plans and retirement plans from former operations.  Excluding these expenses from non-GAAP results will help investors assess the performance of our ongoing operations more accurately.  The valuation impact of our legacy liabilities and related cash outflows can now be assessed on a basis that is separate and distinct from ongoing operations.”
The company’s quarterly non-GAAP results for 2011 and 2010 have been adjusted to reflect the exclusion of retirement expenses.  This adjustment adds $13 million (27 cents per share) to non-GAAP earnings for the first nine months of 2011 and $14 million (28 cents per share) to full-year 2010 earnings.  GAAP results for these periods remain unchanged.  A reconciliation to GAAP results for these periods is provided in the attached pages.
In the first nine months of 2011, approximately $19 million of U.S. retirement plan expenses (including UMWA retirement plan and Black Lung expenses) were reported in GAAP results as non-segment expense and approximately $2 million of additional expenses were included in North American segment results.
On December 31, 2011, the total underfunding related to U.S. pension plans and obligations related to former coal operations (UMWA, Black Lung and other) was $628 million versus $418 million at the end of 2010.  From 2012 through 2016, the combined contributions to these plans are expected to be $39 million in 2012, $47 million in 2013, $57 million in 2014, $52 million in 2015 and $47 million in 2016.  There are no cash outflows to the UMWA plan expected until 2023.

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is the world’s premier provider of secure transportation and cash management services.  For more information, please visit The Brink’s Company website at www.Brinks.com or call 804-289-9709.

Non-GAAP Results
Non-GAAP results described in this release are financial measures that are not required by, or presented in accordance with U.S. generally accepted accounting principles (“GAAP”).  The purpose of the non-GAAP results is to report financial information without certain income and expense items and adjust the quarterly non-GAAP tax rates so that the non-GAAP tax rate in each of the quarters is equal to the full-year non-GAAP tax rate.  For 2011, a forecasted full-year tax rate is used.  The full year non-GAAP tax rate in both years excludes certain pretax and tax income and expense amounts.  The non-GAAP information provides information to assist comparability and estimates of future performance.  Brink’s believes these measures are helpful in assessing operations and estimating future results and enable period-to-period comparability of financial performance.  In addition, Brink’s believes the measures will help investors assess the ongoing operation and our legacy liabilities more accurately.  Non-GAAP results should not be considered as an alternative to revenue, income or earnings per share amounts determined in accordance with GAAP and should be read in conjunction with their GAAP counterparts.

Forward-Looking Statements
This release contains forward-looking information about the exclusion of certain retirement costs from the company’s  Non-GAAP results and the impact of these costs on the company. Words such as "anticipates," "estimates," "expects," "projects," "intends," "plans," "believes," "may," "should" and similar expressions may identify forward-looking information. The forward-looking information in this release is subject to known and unknown risks, uncertainties and contingencies, which could cause actual results, performance or achievements to differ materially from those that are anticipated.  Additional discussion of factors that could affect future results is contained in the company’s periodic filings with the Securities and Exchange Commission.  All forward-looking information should be evaluated in the context of these risks, uncertainties and contingencies.  The information included in this release is representative only as of the date of this release, and the company undertakes no obligation to update any information contained in this release.

The Brink’s Company and subsidiaries (Unaudited)
U.S. Retirement Plans
(in millions)

Underfunded Status
As of Year-End	2011	2010

U.S. pension plans	$305	192
UMWA plans	262	164
Black lung and other plans	61	62
Total	$628	418

The change in underfunding from 2010 to 2011 is driven primarily by a reduction in the discount rate from 5.3% to 4.6% for the primary U.S. pension plan and 5.3% to 4.4% for UMWA plans.

Payments from Brink’s to U.S. Plans
	Actual	Projected
	2011	2012	2013	2014	2015	2016

U.S. pension plans	$-	31.5	41.5	51.1	47.0	42.4
UMWA plans	-	-	-	-	-	-
Black lung and other plans (a)	7.0	7.1	5.8	5.5	5.2	4.9
Total	$7.0	38.6	47.3	56.6	52.2	47.3
(a)	These plans are not funded.

The amounts in the tables above are based on a variety of estimates, including actuarial assumptions as of December 31, 2011.  The estimated amounts will change in the future to reflect payments made, investment returns, actuarial revaluations, and other changes in estimates.  Actual amounts could differ materially from the estimated amounts.

The Brink’s Company and subsidiaries
Non-GAAP Results - Reconciled to Amounts Reported Under GAAP (Unaudited)
(In millions, except for per share amounts)

	GAAP Basis	Gains on Acquisitions and Asset Dispositions (a)	Belgium Settlement Charge (b)	Mexico Employee Benefit Settlement Losses (c)	U.S. Retirement Plans (d)	U.S. Valuation Allowance Release (e)	Adjust Income Tax Rate (f)	Non-GAAP Basis

	First Quarter 2011
Operating profit:
International	$45.2	-	-	-	-	-	-	45.2
North America	6.8	-	-	-	0.7	-	-	7.5
Segment operating profit	52.0	-	-	-	0.7	-	-	52.7
Non-segment	(15.0)	(0.4)	-	-	6.2	-	-	(9.2)
Operating profit	$37.0	(0.4)	-	-	6.9	-	-	43.5

Amounts attributable to Brink’s:
Income from continuing operations	$18.9	(3.1)	-	-	4.4	-	(0.9)	19.3
Diluted EPS – continuing operations	0.39	(0.06)	-	-	0.09	-	(0.02)	0.40

	Second Quarter 2011
Operating profit:
International	$26.2	-	10.1	1.0	-	-	-	37.3
North America	10.4	-	-	-	0.8	-	-	11.2
Segment operating profit	36.6	-	10.1	1.0	0.8	-	-	48.5
Non-segment	(16.2)	-	-	-	6.2	-	-	(10.0)
Operating profit	$20.4	-	10.1	1.0	7.0	-	-	38.5

Amounts attributable to Brink’s:
Income from continuing operations	$5.3	-	6.3	0.7	4.4	-	0.6	17.3
Diluted EPS – continuing operations	0.11	-	0.13	0.01	0.09	-	0.01	0.36

	Third Quarter 2011
Operating profit:
International	$61.4	-	-	0.7	-	-	-	62.1
North America	8.7	-	-	-	0.8	-	-	9.5
Segment operating profit	70.1	-	-	0.7	0.8	-	-	71.6
Non-segment	(7.6)	(9.3)	-	-	6.2	-	-	(10.7)
Operating profit	$62.5	(9.3)	-	0.7	7.0	-	-	60.9

Amounts attributable to Brink’s:
Income from continuing operations	$31.5	(6.6)	-	0.5	4.4	(4.4)	3.9	29.3
Diluted EPS – continuing operations	0.66	(0.14)	-	0.01	0.09	(0.09)	0.08	0.61
Amounts may not add due to rounding.
See page 5 for notes.

The Brink’s Company and subsidiaries
Non-GAAP Results - Reconciled to Amounts Reported Under GAAP (Unaudited) (Continued)
(In millions, except for per share amounts)

	GAAP Basis	Gains on Acquisitions and Asset Dispositions (a)	Belgium Settlement Charge (b)	Mexico Employee Benefit Settlement Losses (c)	U.S. Retirement Plans (d)	U.S. Valuation Allowance Release (e)	Adjust Income Tax Rate (f)	Non-GAAP Basis

	Nine Months 2011
Operating profit:
International	$132.8	-	10.1	1.7	-	-	-	144.6
North America	25.9	-	-	-	2.3	-	-	28.2
Segment operating profit	158.7	-	10.1	1.7	2.3	-	-	172.8
Non-segment	(38.8)	(9.7)	-	-	18.6	-	-	(29.9)
Operating profit	$119.9	(9.7)	10.1	1.7	20.9	-	-	142.9

Amounts attributable to Brink’s:
Income from continuing operations	$55.7	(9.7)	6.3	1.2	13.2	(4.4)	3.6	65.9
Diluted EPS – continuing operations	1.16	(0.20)	0.13	0.02	0.27	(0.09)	0.07	1.37
Amounts may not add due to rounding.

(a)
To eliminate gain recognized on the sale of the U.S. document destruction business, gains on available-for-sale equity and debt securities, gains related to acquisition of controlling interest in subsidiaries that were previously accounted for as equity or cost method investments, and gains on sales of former operating assets, as follows:

	First-Quarter 2011		Third-Quarter 2011		Nine Months 2011
	Operating Profit	EPS	Operating Profit	EPS	Operating Profit	EPS
Sale of U.S. Document Destruction business	$-	-	(6.7)	(0.09)	(6.7)	(0.09)
Gains on available-for-sale equity and debt securities	-	(0.05)	-	-	-	(0.05)
Acquisition of controlling interests	(0.4)	(0.01)	(2.1)	(0.04)	(2.5)	(0.05)
Sale of former operating assets	-	-	(0.5)	(0.01)	(0.5)	(0.01)
	$(0.4)	(0.06)	(9.3)	(0.14)	(9.7)	(0.20)

(b)	To eliminate settlement charge related to exit of Belgium cash-in-transit business.
(c)
To eliminate employee benefit settlement loss related to Mexico.  Portions of Brink’s Mexican subsidiaries’ accrued employee termination benefit were paid in the second and third quarters of 2011.  The employee termination benefit is accounted for under FASB ASC Topic 715, Compensation – Retirement Benefits. Accordingly, the severance payments resulted in settlement losses.

(d)	To eliminate expenses related to U.S. retirement liabilities.
(e)	To eliminate the positive impact of a valuation allowance release in the United States.
(f)
To adjust effective income tax rate to be equal to the estimated full-year non-GAAP effective income tax rate.  The mid-point of the range of the estimated non-GAAP effective tax rate is 37.5% for the full-year 2011.

The Brink’s Company and subsidiaries
Non-GAAP Results - Reconciled to Amounts Reported Under GAAP (Unaudited) (Continued)
(In millions, except for per share amounts)

	GAAP Basis	Remeasure Venezuelan Net Monetary Assets (a)	Royalty (b)	Exit Belgium CIT Business (c)	Mexico Acquisition (d)	Non-Segment Asset Sales (e)	U.S. Retirement Plans (f)	U.S. Healthcare Legislation Tax Charge (g)	Adjust Income Tax Rate (h)	Non-GAAP Basis

	First Quarter 2010
Operating profit:
International	$24.5	4.9	-	-	-	-	-	-	-	29.4
North America	10.4	-	-	-	-	-	(0.3)	-	-	10.1
Segment operating profit	34.9	4.9	-	-	-	-	(0.3)	-	-	39.5
Non-segment	(11.1)	-	(1.8)	-	-	-	4.9	-	-	(8.0)
Operating profit	$23.8	4.9	(1.8)	-	-	-	4.6	-	-	31.5

Amounts attributable to Brink’s:
Income from continuing operations	$(4.8)	3.0	(1.1)	-	-	-	2.9	13.7	0.6	14.3
Diluted EPS – continuing operations	(0.10)	0.06	(0.02)	-	-	-	0.06	0.28	0.01	0.29

	Second Quarter 2010
Operating profit:
International	$33.8	(1.7)	-	-	-	-	-	-	-	32.1
North America	10.3	-	-	-	-	-	(0.1)	-	-	10.2
Segment operating profit	44.1	(1.7)	-	-	-	-	(0.1)	-	-	42.3
Non-segment	(12.6)	-	(1.9)	-	-	-	5.9	-	-	(8.6)
Operating profit	$31.5	(1.7)	(1.9)	-	-	-	5.8	-	-	33.7

Amounts attributable to Brink’s:
Income from continuing operations	$20.7	(1.0)	(1.2)	-	-	-	3.6	-	(3.8)	18.3
Diluted EPS – continuing operations	0.42	(0.02)	(0.02)	-	-	-	0.07	-	(0.08)	0.37

	Third Quarter 2010
Operating profit:
International	$52.6	-	-	-	-	-	-	-	-	52.6
North America	5.4	-	-	-	-	-	(0.1)	-	-	5.3
Segment operating profit	58.0	-	-	-	-	-	(0.1)	-	-	57.9
Non-segment	(13.9)	-	(1.2)	-	-	-	5.9	-	-	(9.2)
Operating profit	$44.1	-	(1.2)	-	-	-	5.8	-	-	48.7

Amounts attributable to Brink’s:
Income from continuing operations	$21.7	-	(0.7)	-	-	-	3.6	-	0.9	25.5
Diluted EPS – continuing operations	0.45	-	(0.01)	-	-	-	0.08	-	0.02	0.53
    Amounts may not add due to rounding.
    See page 7 for notes.

The Brink’s Company and subsidiaries
Non-GAAP Results - Reconciled to Amounts Reported Under GAAP (Unaudited) (Continued)
(In millions, except for per share amounts)

	GAAP Basis	Remeasure Venezuelan Net Monetary Assets (a)	Royalty (b)	Exit Belgium CIT Business (c)	Mexico Acquisition (d)	Non-Segment Asset Sales (e)	U.S. Retirement Plans (f)	U.S. Healthcare Legislation Tax Charge (g)	Adjust Income Tax Rate (h)	Non-GAAP Basis

	Fourth Quarter 2010
Operating profit:
International	$53.9	-	-	13.4	-	-	-	-	-	67.3
North America	18.0	-	-	-	-	-	(0.5)	-	-	17.5
Segment operating profit	71.9	-	-	13.4	-	-	(0.5)	-	-	84.8
Non-segment	(25.0)	-	-	-	8.6	-	6.0	-	-	(10.4)
Operating profit	$46.9	-	-	13.4	8.6	-	5.5	-	-	74.4

Amounts attributable to Brink’s:
Income from continuing operations	$19.2	-	-	7.8	8.6	(3.0)	3.4	-	2.3	38.3
Diluted EPS – continuing operations	0.40	-	-	0.16	0.18	(0.06)	0.07	-	0.05	0.80

	Full Year 2010
Operating profit:
International	$164.8	3.2	-	13.4	-	-	-	-	-	181.4
North America	44.1	-	-	-	-	-	(1.0)	-	-	43.1
Segment operating profit	208.9	3.2	-	13.4	-	-	(1.0)	-	-	224.5
Non-segment	(62.6)	-	(4.9)	-	8.6	-	22.7	-	-	(36.2)
Operating profit	$146.3	3.2	(4.9)	13.4	8.6	-	21.7	-	-	188.3

Amounts attributable to Brink’s:
Income from continuing operations	$56.8	2.0	(3.0)	7.8	8.6	(3.0)	13.5	13.7	-	96.4
Diluted EPS – continuing operations	1.17	0.04	(0.06)	0.16	0.18	(0.06)	0.28	0.29	-	1.99

Amounts may not add due to rounding.

(a)
To eliminate remeasurement gains and losses in Venezuela.  For accounting purposes, Venezuela is considered a highly inflationary economy.  Under U.S. GAAP, subsidiaries that operate in Venezuela record gains and losses in earnings for the remeasurement of bolivar fuerte-denominated net monetary assets.

(b)	To eliminate royalty income from former home security business.
(c)	To eliminate loss on exit of Belgium cash-in-transit business.
(d)	To eliminate loss recognized related to acquisition of controlling interest in subsidiary previously accounted for as cost method investment and bargain purchase gain in Mexico.
(e)	To eliminate gain on exchange of marketable equity securities.
(f)	To eliminate expenses related to U.S. retirement liabilities.
(g)	To eliminate $13.7 million of tax expense related to the reversal of a deferred tax asset as a result of U.S. healthcare legislation.
(h)	To adjust the effective income tax rate to be equal to the full-year non-GAAP effective income tax rate. The non-GAAP effective tax rate for 2010 was 36.2%.

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